CARTER LEDYARD MILBURN

2 Wall Street
New York, NY 10005
D / 212-238-8605

March 31, 2022

CV Sciences, Inc.
10070 Barnes Canyon Road
San Diego, CA 92121

Ladies and Gentlemen:

CV Sciences, Inc., a Delaware corporation (the “Company”), has filed with the Securities and Exchange Commission a registration statement on Form S-3 (File No. 333-237772) (the “Registration Statement”), including a base prospectus (the “Base Prospectus”), which was declared effective on April 30, 2020 and provides that it will be supplemented by one or more prospectus supplements (each such prospectus supplement, together with the Base Prospectus, a “Prospectus”), under the Securities Act of 1933, as amended (the “Act”), relating to the registration for issue and sale by the Company of up to $100,000,000 offering price of its securities, including (i) shares of the Company’s common stock, $0.0001 par value per share (“Common Stock”), (ii) shares of one or more series of the Company’s preferred stock, and (iii) warrants.

We have acted as special New York counsel to the Company in connection with the sale through H.C. Wainwright & Co., LLC as the placement agent (the “Placement Agent”) of (i) 700 shares of the Company’s Preferred Stock (the “Preferred Stock”) and (ii) warrants (the “Warrants”) to purchase 10,000,000 shares of Common Stock of the Company (the “Placement Securities”) pursuant to the Registration Statement, the Base Prospectus and the related prospectus supplement, dated March 31, 2022, for the sale of the Placement Securities included in the Registration Statement (the Base Prospectus and such prospectus supplement, collectively, the “Placement Securities Prospectus”).

This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related applicable Prospectus or the Placement Securities Prospectus, other than as expressly stated herein with respect to the issuance of the Warrants. We are members of the Bar of the State of New York and the following opinion is limited to the laws of the State of New York.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of rendering this opinion. With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters and have assumed (i) that the Warrants will be governed by the internal laws of the State of New York, (ii) that each Warrant has been or will be duly authorized, executed and delivered by the parties thereto, (iii) that each Warrant constitutes or will constitute legally valid and binding obligations of the parties thereto other than the Company, enforceable against each of them in accordance with their respective terms, and (iv) that the status of the Warrants as legally valid and binding obligations of the parties will not be affected by any (a) breaches of, or defaults under, agreements or instruments, (b) violations of statutes, rules, regulations or court or governmental orders, or (c) failures to obtain required consents, approvals or authorizations from, or to make required registrations, declarations or filings with, governmental authorities.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained in the Placement Securities Prospectus under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Subject to the foregoing and the other matters set forth herein, it is our opinion that each Warrant to be delivered in accordance with the terms of the Warrants to be entered into with the purchasers of the Placement Securities, will be a valid and binding agreement of the Company, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability.

Very truly yours,

/s/ Carter Ledyard & Milburn LLP

Carter Ledyard & Milburn LLP